Exhibit 10.47

SECOND ADDENDUM TO LEASE AND AGREEMENT - SPRING 1995
(LOWER LOTS)

This Second Addendum to Lease and Agreement – Spring 1995 (Lower Lots) (hereinafter referred to as “Second Addendum”) is made effective the 21st day of March, 2003 between Andrianakos Limited Liability Company, a Colorado limited liability company, the “Lessor”, and CCSC/Blackhawk, Inc. d/b/a Colorado Central Station Casino, the “Lessee”.

RECITALS:

WHEREAS, Andrianakos Limited Liability Company and Anchor Coin d/b/a Colorado Central Station Casino entered into that certain Lease and Agreement Spring – 1995 (Lower Lots) dated August 15, 1995, as amended by Addendum to Lease and Agreement – Spring 1995 (Lower Lots) dated April 4, 1996 (hereinafter collectively referred to as the “Lease”);

WHEREAS, Anchor Coin d/b/a Colorado Central Station Casino assigned the Lease to CCSC/Blackhawk, Inc. effective January 1, 2002.

WHEREAS, pursuant to Section A-6 of the Lease, Lessor provided notice of the purchase of land suitable for parking lot or building purposes consisting of all of Lot 14 except the Westerly 14 feet of said Lot, Block 49, City of Black Hawk, Colorado (hereinafter referred to as the “Black Hawk Real Property”);

WHEREAS, pursuant to Section A-6 of the Lease, Lessee exercised its option to lease the Black Hawk Real Property;

NOW THEREFORE, be it agreed as follows:

1.        The Black Hawk Real Property is hereby added to the Property subject to the Lease.

2.        The parties agree that this Addendum shall be supplemented with the new legal description for the Black Hawk Real Property subsequent to the re-plat.

3.        Lessee shall pay additional rent in the amount of $6,954.84 per month for the addition of the Black Hawk Real Property commencing April 1, 2003. Lessee shall pay additional rent in the amount of $4,573.05 representing the prorated additional rent for the month of March 2003.

4.        This Addendum may be executed in counterparts. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect.

[ILLEGIBLE]

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be executed by its duly authorized officers as of the date on page one.

LESSEE		LESSOR

CCSC/Blackhawk, Inc.		Andrianakos Limited Liability Company
d/b/a Colorado Central Station Casino

By:	/s/ Joseph Murphy	By:	/s/ Ioannis Andrianakos
	Joseph Murphy, Treasurer/Secretary		Ioannis Andrianakos, Managing Member